Exhibit 23-e


                                                      mba | morten beyer & agnew


                      CONSENT OF MORTEN BEYER & AGNEW, INC


     We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-3 of the references to us appearing in
Note 18 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2003 and Note 16 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004 and May 31, 2004.



MORTEN BEYER & AGNEW, INC


 /s/ Bryson P. Monteleone
------------------------------------------
Name:  Bryson P. Monteleone
Title:  Vice President Operations & CFO

July 29, 2004